Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Financial Results for Third Quarter 2025 and Reaffirms 2025 Guidance

New York, NY, November 6, 2025 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR) announced today its financial results for the third quarter ended September 30, 2025, and reaffirmed its full year 2025 outlook, across all metrics, as provided in its preliminary financial results press release dated July 22, 2025.

“The individual market is the only source of affordable health coverage for 22 million people who power our economy,” said Mark Bertolini, CEO of Oscar Health. “Our market serves the small business, service, and farming sectors, and can meet the healthcare needs of 100 million more working people. Oscar is shaping the future of individual healthcare with affordable, innovative plans and a superior member experience. Our disciplined pricing and geographic expansion position us to profitably grow market share, and we are confident in our ability to expand margins and return to profitability in 2026.”

Third Quarter 2025 Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$2,985,984	$2,423,482	$8,896,192	$6,785,128
Medical loss ratio	88.5%	84.6%	84.8%	79.5%
SG&A expense ratio	17.5%	19.0%	17.3%	19.0%
Earnings (loss) from operations	$(129,250)	$(48,374)	$(62,610)	$204,996
Net income (loss) attributable to Oscar Health, Inc.	$(137,450)	$(54,596)	$(90,540)	$178,979
Adjusted EBITDA(1)	$(101,453)	$(11,563)	$27,971	$311,877
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net income (loss), the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of September 30,
Membership by Offering	2025	2024
Individual and Small Group	2,111,736	1,602,993
Cigna+Oscar (1)	5,168	51,291
Total Members (2)	2,116,904	1,654,284
(1)Represents total membership for our former co-branded partnership with Cigna. (2)A member covered under more than one of our health plans counts as a single member for the purposes of this metric.

2025 Financial Guidance Summary
	Full Year 2025 Outlook
	Low	High
Total Revenue (1)	$12.0 billion	$12.2 billion
Medical Loss Ratio (2)	86.0%	87.0%
SG&A Expense Ratio (3)	17.1%	17.6%
Loss from Operations (4)	$(300) million	$(200) million
(1)Total revenue includes Premium revenue (net of risk adjustment transfers), Investment income, and Other revenues. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.
(2)Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premiums before ceded quota share reinsurance.
(3)The Selling, general, and administrative (SG&A) expense ratio is calculated as selling, general and administrative expenses as a percentage of Total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.
(4)Loss from operations is the Company's Total revenue less Total operating expenses. We believe Loss from operations is an important primary metric for assessing operating performance.

Oscar Health, Inc.
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Third Quarter 2025 Key Metrics and Non-GAAP Financial Metrics

•Total revenue was approximately $3.0 billion for the third quarter of 2025 compared to $2.4 billion for the third quarter of 2024. The increase was driven by higher membership, partially offset by an increase in the net risk adjustment transfer accrual.
•The medical loss ratio was 88.5% for the third quarter of 2025 compared to 84.6% for the third quarter of 2024. The increase is primarily driven by an increase in average market morbidity that resulted in a $130 million increase in the net risk adjustment transfer accrual, partially offset by $84 million of favorable prior period development, and $22 million of favorable intra-year development.
•The SG&A expense ratio was 17.5% for the third quarter of 2025 compared to 19.0% for the third quarter of 2024. The decrease was primarily due to greater fixed cost leverage, lower exchange fee rates, and disciplined cost management, partially offset by the impact of higher risk adjustment as a percentage of premium.
•Loss from operations was $129.3 million for the third quarter of 2025 compared to a loss from operations of $48.4 million for the third quarter of 2024. The decrease was primarily driven by an increase in average market morbidity that resulted in an increase in the risk adjustment transfer accrual, partially offset by favorable prior period and intra-year development, and disciplined cost management.
•Net loss attributable to Oscar Health, Inc. was $137.5 million, or $(0.53) of diluted earnings per share, for the third quarter of 2025 compared to Net loss attributable to Oscar Health, Inc. of $54.6 million, or $(0.22) of diluted earnings per share, for the third quarter of 2024.
•Adjusted EBITDA loss was $101.5 million for the third quarter of 2025 compared to Adjusted EBITDA loss of $11.6 million for the third quarter of 2024.

Partial Settlement of 2031 Convertible Senior Notes
On November 3, 2025, the Company entered into an exchange agreement with Oasis FD Holdings, L.P. (“Dragoneer”) with respect to the 7.25% Convertible Senior Notes due 2031 (the “Notes”). Pursuant to the agreement, Dragoneer may exchange an aggregate principal amount of approximately $250 million of the Notes by December 14, 2025 for an amount of shares of Class A common stock based on the conversion rate in the applicable indenture and a payment of up to $17.8 million, which we expect to primarily settle in shares.

On November 5, 2025, approximately $187.5 million aggregate principal amount of Notes were exchanged for approximately 23.3 million shares of Class A common stock.

The Company believes the transaction reflects its ongoing efforts to opportunistically manage its capital structure, reduce future interest expense, and simplify its balance sheet.

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Quarterly Conference Call Details
Oscar will host a conference call to discuss its financial results today, November 6, 2025, at 8:00 a.m. (ET). Investors and other interested parties are invited to listen to the conference call by dialing 1-855-761-5600 and entering the following conference ID: 7768132. A live audio webcast will also be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical loss ratio, SG&A expense ratio, Earnings (loss) from operations, and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, including management’s plans and objectives for future operations, expectations and business strategy, such as our 2026 margins and profitability, and industry and market dynamics and expected trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or to effectively manage our medical costs or related administrative costs; our ability to maintain profitability in the future; unanticipated results of, or changes to, risk adjustment programs or our estimates thereof; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; evolving federal or state laws or regulations (including any changes in the interpretation or enforcement of existing laws and regulations), including changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and any regulations enacted thereunder, the potential renewal or non-renewal of the enhanced Advanced Premium Tax Credits (“APTCs”), the implementation of new program integrity rules or other government actions, such as the imposition of tariffs; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; heightened competition in the markets in which we participate; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as well as our other filings with the SEC, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed with the SEC and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
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About Oscar Health
Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 2.1 million members, as of September 30, 2025.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
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Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue
Premium	$2,923,968	$2,368,257	$8,723,233	$6,626,055
Investment income	53,215	50,326	153,331	143,309
Other revenues	8,801	4,899	19,628	15,764
Total revenue	2,985,984	2,423,482	8,896,192	6,785,128
Operating Expenses
Medical	2,586,330	2,003,979	7,398,954	5,267,475
Selling, general, and administrative	521,592	460,377	1,538,836	1,289,745
Depreciation and amortization	7,312	7,500	21,012	22,912
Total operating expenses	3,115,234	2,471,856	8,958,802	6,580,132
Earnings (loss) from operations	(129,250)	(48,374)	(62,610)	204,996
Interest expense	6,857	5,815	18,698	17,708
Other expenses (income)	3,184	(1,877)	3,308	173
Earnings (loss) before income taxes	(139,291)	(52,312)	(84,616)	187,115
Income tax expense (benefit)	(1,807)	2,076	5,853	7,709
Net income (loss)	(137,484)	(54,388)	(90,469)	179,406
Less: Net income (loss) attributable to noncontrolling interests	(34)	208	71	427
Net income (loss) attributable to Oscar Health, Inc.	$(137,450)	$(54,596)	$(90,540)	$178,979

Earnings (Loss) per Share
Basic	$(0.53)	$(0.22)	$(0.35)	$0.75
Diluted	$(0.53)	$(0.22)	$(0.35)	$0.65
Weighted Average Common Shares Outstanding
Basic	259,273	243,106	255,419	237,759
Diluted	259,273	243,106	255,419	301,459

Oscar Health, Inc.
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Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$2,148,865	$1,527,186
Short-term investments	887,591	624,461
Premiums and accounts receivable (net of allowance for credit losses of $7,280 and $31,300)	445,499	315,891
Risk adjustment transfer receivable	92,581	64,779
Reinsurance recoverable	159,391	291,537
Other current assets	28,588	21,320
Total current assets	3,762,515	2,845,174
Property, equipment, and capitalized software, net	83,421	66,793
Long-term investments	1,751,376	1,815,254
Restricted deposits	27,918	30,878
Other assets	120,647	82,397
Total assets	$5,745,877	$4,840,496

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,564,395	$1,356,730
Risk adjustment transfer payable	1,771,305	1,558,341
Unearned premiums	77,117	74,389
Accounts payable and other liabilities	556,729	432,428
Reinsurance payable	7,276	41,346
Total current liabilities	3,976,822	3,463,234
Long-term debt	686,294	299,555
Other liabilities	55,765	61,282
Total liabilities	4,718,881	3,824,071
Commitments and contingencies (Note 12)
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 225,776 thousand and 214,974 thousand shares outstanding as of September 30, 2025 and December 31, 2024, respectively)	2	2
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,674 thousand shares outstanding as of September 30, 2025 and 35,514 thousand shares outstanding as of December 31, 2024)	—	—
Treasury stock (315 thousand shares as of September 30, 2025 and December 31, 2024)	(2,923)	(2,923)
Additional paid-in capital	3,952,445	3,869,617
Accumulated deficit	(2,941,823)	(2,851,283)
Accumulated other comprehensive income (loss)	16,386	(1,827)
Total Oscar Health, Inc. stockholders' equity	1,024,087	1,013,586
Noncontrolling interests	2,909	2,839
Total stockholders' equity	1,026,996	1,016,425
Total liabilities and stockholders' equity	$5,745,877	$4,840,496

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$(90,469)	$179,406
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred taxes	(175)	(68)
Net realized gain on sale of financial instruments	(1,302)	2
Depreciation and amortization expense	21,012	22,912
Amortization of debt issuance costs	774	583
Stock-based compensation expense	69,569	83,969
Net accretion of investments	(23,066)	(18,956)
Change in provision for credit losses	(24,020)	(1,500)
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(104,840)	(97,867)
Risk adjustment transfer receivable	(27,802)	(11,587)
Reinsurance recoverable	132,146	(32,123)
Other assets	(29,759)	(15,127)
Increase / (decrease) in:
Benefits payable	207,665	390,740
Unearned premiums	2,727	211
Premium deficiency reserve	—	(4,332)
Accounts payable and other liabilities	111,598	118,079
Reinsurance payable	(34,071)	(9,907)
Risk adjustment transfer payable	212,964	26,938
Net cash provided by operating activities	422,951	631,373
Cash Flows from Investing Activities:
Purchase of investments	(780,673)	(2,023,049)
Sale of investments	134,231	21,188
Maturity and paydowns of investments	478,173	663,011
Purchase of property, equipment and capitalized software	(27,310)	(21,078)
Change in restricted deposits	3,225	3,942
Net cash used in investing activities	(192,354)	(1,355,986)
Cash Flows from Financing Activities:
Proceeds from long-term debt	410,000	—
Payments of debt issuance costs	(22,677)	—
Purchase of capped calls related to convertible senior subordinated notes	(34,440)	—
Tax payments related to net settlement of share-based awards	(4,035)	—
Proceeds from exercise of stock options	42,192	64,571
Net cash provided by financing activities	391,040	64,571
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	621,637	(660,042)
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,551,118	1,891,971
Cash, cash equivalents, restricted cash and cash equivalents—end of period	2,172,755	1,231,929
Cash and cash equivalents	2,148,865	1,206,145
Restricted cash and cash equivalents included in restricted deposits	23,890	25,784
Total cash, cash equivalents and restricted cash and cash equivalents	$2,172,755	$1,231,929
Supplemental Disclosures:
Interest payments	$11,515	$22,480
Income tax payments	$17,497	$636

Oscar Health, Inc.
News Release
Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes Premium revenue (net of risk adjustment transfers), Investment income, and Other revenues. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

Medical Loss Ratio
Medical loss ratio is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. Medical expense primarily consists of both paid and unpaid medical expenses incurred to provide medical services and products to our members. Medical claims include fee-for-service claims, pharmacy benefits, capitation payments to providers, provider disputed claims and various other medical-related costs. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance. MLR in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Medical	$2,586,330	$2,003,979	$7,398,954	$5,267,475
Less: Ceded quota share reinsurance claims (1)	—	2,036	—	(2,879)
Net claims before ceded quota share reinsurance (A)	$2,586,330	$2,001,943	$7,398,954	$5,270,354

Premiums	$2,923,968	$2,368,257	$8,723,233	$6,626,055
Less: Ceded quota share reinsurance premiums (1)	—	2,971	—	(1,865)
Net premiums before ceded quota share reinsurance (B)	$2,923,968	$2,365,286	$8,723,233	$6,627,920
Medical Loss Ratio (A divided by B)	88.5%	84.6%	84.8%	79.5%
(1)Represents prior period development for claims and premiums, respectively, ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff

SG&A Expense Ratio
The SG&A expense ratio reflects the Company’s selling, general, and administrative ("SG&A") expenses, as a percentage of Total revenue (net of risk adjustment transfers). Selling, general and administrative expenses primarily include distribution and servicing costs, premium taxes, exchange fees, and other taxes and fees, employee-related expenses, costs of software and hardware, stock-based compensation, the impact of quota share reinsurance, and other administrative costs. We believe the SG&A expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings (Loss) from Operations
Earnings (loss) from operations is the Company's Total revenue less Total operating expenses. We believe Earnings (loss) from operations is an important primary metric for assessing operating performance.

Net Income (Loss) Attributable to Oscar Health, Inc.
Net income (loss) attributable to Oscar Health, Inc. is Net earnings (loss) allocated to the Company after net income (loss) attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Oscar Health, Inc.
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Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for, Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$(137,484)	$(54,388)	$(90,469)	$179,406
Interest expense	6,857	5,815	18,698	17,708
Other expenses (income)	3,184	(1,877)	3,308	173
Income tax expense (benefit)	(1,807)	2,076	5,853	7,709
Earnings (loss) from operations	(129,250)	(48,374)	(62,610)	204,996
Depreciation and amortization	7,312	7,500	21,012	22,912
Stock-based compensation(1)	20,485	29,311	69,569	83,969
Adjusted EBITDA	$(101,453)	$(11,563)	$27,971	$311,877
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs.

Oscar Health, Inc.
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Appendix

Oscar Health, Inc.
News Release

Reinsurance Impact

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Quota share ceded premiums	$—	$1,300	$—	$(3,120)
Quota share ceded claims	—	(2,036)	—	2,879
Deposit Accounting impact, net of ceding commission	(12,373)	(13,747)	(35,211)	(39,273)
Experience refund	—	1,671	—	1,255
Net quota share impact	$(12,373)	$(12,812)	$(35,211)	$(38,259)

The Company records Premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total Premium revenue in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Direct policy premiums	$3,646,308	$2,687,883	$10,478,743	$7,542,098
Assumed premiums	8,246	55,062	46,302	173,134
Risk adjustment transfers	(727,538)	(374,828)	(1,793,532)	(1,077,121)
Reinsurance premiums ceded	(3,048)	140	(8,280)	(12,056)
Premium	$2,923,968	$2,368,257	$8,723,233	$6,626,055

The Company records Medical expenses net of reinsurance recoveries. The following table reconciles total Medical expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Direct claims incurred	$2,626,830	$1,986,189	$7,457,231	$5,189,901
Ceded reinsurance claims	(47,750)	(41,171)	(100,965)	(90,823)
Assumed reinsurance claims	7,250	58,961	42,688	168,397
Medical expenses	$2,586,330	$2,003,979	$7,398,954	$5,267,475

The Company records Selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total Selling, general and administrative expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Selling, general, and administrative expenses, gross	$521,592	$459,522	$1,538,836	$1,289,362
Reinsurance ceding commissions	—	855	—	383
Selling, general, and administrative expenses	$521,592	$460,377	$1,538,836	$1,289,745

The Company classifies Reinsurance recoverable within current assets on its Condensed Consolidated Balance Sheets. The composition of the Reinsurance recoverable balance is as follows:

(in thousands)	September 30, 2025	December 31, 2024
Reinsurance premium and claim recoverables	$157,654	$288,878
Reinsurance ceding commissions	7,002	6,996
Experience refunds on reinsurance agreements	(5,265)	(4,338)
Reinsurance recoverable	$159,391	$291,537